Exhibit 99.1

Taylor Capital Reports First Quarter

Revenue Growth, Improved Operating Results

ROSEMONT, IL – April 30, 2009 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank, today reported results for the first quarter of 2009 which included revenue growth, an increased net interest margin and improved asset quality. These positive factors occurred despite ongoing challenges from the economic recession. Taylor Capital Group reported a net loss applicable to common stockholders for the first quarter of 2009 of $5.7 million, or $0.54 per diluted common share, compared to a net loss applicable to common stockholders of $17.0 million, or $1.62 per diluted share common share, for the fourth quarter of 2008.

Financial Highlights

•	The Company reported pre-tax, pre-provision operating earnings for the first quarter of 2009 of $11.5 million, which was greater than that recorded for all of 2008

•	Total revenue (net interest income plus noninterest income) for the first quarter of 2009 was $32.7 million, the highest quarterly total revenue in four years

•	For the first quarter, net interest income grew by 12% over the fourth quarter as increased customer-related core deposits reduced the Company’s cost of funds

•	The Company’s effort to build core deposits resulted in an increase of $193.4 million in in-market deposits, while out-of-market deposits declined by $176.8 million

•	The provision for loan losses declined to $15.6 million for the first quarter of 2009, down from $30.4 million in the fourth quarter of 2008

•	Asset quality indicators showed improvement, with nonaccrual loans, nonperforming assets and past due loans all down from December 31, 2008

•	The Company’s capital ratios remain above all regulatory definitions for well-capitalized banks

“Our first quarter operating results are beginning to reflect our goals for 2009, which include concentrating on a return to profitability while prudently building new business,” said Taylor Capital Chairman Bruce W. Taylor. “While we remain concerned about the fragile state of the economy, and expect ongoing challenges throughout the year, we are pleased to see early, favorable results from our focus on improving asset quality, building core deposits and controlling expenses. Near record levels of revenue, and strong new commercial customer growth, are indicators that our long-term strategic objective of becoming a leader in serving closely-held businesses is on track.”

Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank, said, “The first quarter was favorably impacted by growth in carefully selected new client relationships and the ongoing strategic repositioning of the bank’s balance sheet. We gained more than 50 new client relationships during the first quarter of 2009, and originated nearly $300 million in new loan commitments, of which almost $200 million of those loans are already funded. At the same time, we continued to reduce other, less strategic parts of our loan portfolio. We also continued to benefit from the new commercial relationships we have built over the past year, as fee income and core relationship-based deposits both rose during the quarter. While we were pleased to see asset quality improve, we anticipate that this troubled economy means that challenges still lay ahead.”

Revenue

For the first quarter of 2009, the Company’s net interest income rose to $27.3 million, up $2.9 million from the $24.4 million reported for the fourth quarter of 2008. This 12% increase was attributable to the lower cost of funds in the first quarter.

While average earning assets rose by $144.7 million, or 3.4%, the overall yield on the Company’s assets declined by 13 basis points. At the same time, the overall cost of funds declined from 3.42% to 3.09%, a 33 basis point reduction. As a result of the lower cost of funds, the net interest margin for the first quarter increased to 2.58% from 2.37% in the fourth quarter.

Noninterest income totaled $5.3 million for the quarter, up from $1.1 million in the previous quarter. Service charge income was up $362,000 to $2.8 million for the quarter as a result of increased commercial-related fees. As it continues to realign its balance sheet, the Company recorded gains from securities sales for the first quarter of $664,000, while a $2.4 million write down to fair value of one investment security was recorded in the fourth quarter of 2008. Excluding these two items, noninterest income totaled $4.7 million for the first quarter of 2009, up $1.2 million from the $3.5 million reported for the fourth quarter of 2008. Also affecting the fourth quarter’s noninterest income was a larger decline in the market value of assets held in employee deferred compensation plans.

Expense

For the first quarter of 2009, noninterest expense totaled $21.2 million as compared to $21.6 million for the fourth quarter of 2008.

Salaries and employee benefits totaled $10.5 million for the quarter as compared to $10.1 million for the prior quarter. While base salary costs declined from the fourth quarter of 2008 to the first quarter of 2009, the elimination of the annual incentive program in the fourth quarter of 2008 resulted in a one-time decrease in fourth quarter employment costs.

During the 2009 first quarter, industry-wide, higher FDIC insurance rates were imposed, resulting in a nearly doubling of that cost to $1.5 million for the quarter. Nonperforming asset expense increased to $754,000. Offsetting these increases were reduced legal fees and decreases in the cost of outside services provided to the Company.

Balance Sheet

At March 31, 2009, the Company’s total assets were $4.6 billion, up from $4.4 billion at yearend. Much of this increase was attributable to a $227 million increase in the investment portfolio as the Company continued to extend the duration of its portfolio and seek higher yields. These purchases consisted primarily of government and government-agency securities.

While total loans remained relatively flat at $3.1 billion, the composition of the portfolio changed, with the funding of almost $200 million in new commercial and asset based loans offsetting reductions coming from the ongoing, strategic repositioning of the portfolio.

The first quarter of 2009 saw a shift in deposit composition as part of the Company’s efforts to increase core deposits and reduce its reliance on brokered funds. At March 31, 2009, in-market deposits totaled $2.2 billion, up $193.4 million from December 31, 2008, with approximately 40% of that increase coming in the form of customer-related, noninterest-bearing deposits. Out-of-market deposits, consisting of primarily brokered certificates of deposit, declined by $176.8 million, or more than 15%. Total deposits were constant between December 31, 2008 and March 31, 2009, at $3.1 billion.

Other sources of funds increased during the period as downstream correspondent bank and Federal Home Loan Bank of Chicago borrowings both rose from December 31, 2008, to March 31, 2009.

Credit Quality

Nonperforming assets at March 31, 2009, totaled $202.5 million, down from $213.6 million at yearend. Reductions in nonaccrual commercial and residential construction loans were partially offset by increases in secured commercial real estate nonaccrual loans and in other real estate owned. Loans past due 30 through 89 days declined to $9.5 million, down from $25.3 million at December 31, 2008.

The Company’s allowance for loan losses increased slightly to $130.3 million at the end of the quarter, up from $128.5 million at December 31, 2008. Net charge-offs were $13.8 million while the provision totaled $15.6 million. At March 31, 2009, the allowance was equal to 4.05% of total loans, up from 3.98% at yearend. The allowance for loan losses equaled 70.69% of nonperforming loans at March 31, 2009, up from 64.15% at December 31, 2008.

Capital

At March 31, 2009, the Company’s Tier One Risk Based Capital ratio was 10.07%, while its Total Risk Based Capital ratio was 12.87%. Both ratios exceed all regulatory requirements for well-capitalized banks, which are 6.00% and 10.00%, respectively.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.6 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and medium-sized businesses. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2008 Annual Report on Form 10-K filed with the SEC on March 11, 2009. You should not place undue reliance on any forward-looking statements We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Mar. 31, 2009	Dec. 31, 2008
ASSETS
Cash and cash equivalents	$47,981	$53,012
Investment securities	1,321,605	1,094,594
Loans, net of allowance for loan losses of $130,282 and $128,548 at March 31, 2009 and December 31, 2008, respectively	3,083,814	3,104,713
Premises, leasehold improvements and equipment, net	16,603	17,124
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	33,991	29,630
Other real estate and repossessed assets, net	18,232	13,179
Other assets	74,475	76,637

Total assets	$4,596,701	$4,388,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$541,895	$470,990
Interest-bearing	2,605,758	2,660,056

Total deposits	3,147,653	3,131,046
Other borrowings	416,208	275,560
Accrued interest, taxes and other liabilities	77,411	71,286
Notes payable and FHLB advances	502,000	462,000
Junior subordinated debentures	86,607	86,607
Subordinated notes, net	55,397	55,303

Total liabilities	4,285,276	4,081,802

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000
Preferred stock, Series B	97,753	97,314
Common stock	121	121
Surplus	225,273	224,872
Accumulated deficit	(74,974)	(69,294)
Accumulated other comprehensive income, net	27,888	18,710
Treasury stock	(24,636)	(24,636)

Total stockholders’ equity	311,425	307,087

Total liabilities and stockholders’ equity	$4,596,701	$4,388,889

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Interest income:
Interest and fees on loans	$39,367	$41,517	$41,229
Interest and dividends on investment securities:
Taxable	13,513	11,614	9,401
Tax-exempt	1,427	1,443	1,482
Interest on cash equivalents	10	50	542

Total interest income	54,317	54,624	52,654

Interest expense:
Deposits	20,059	23,244	21,973
Other borrowings	2,176	2,194	2,735
Notes payable and FHLB advances	1,519	1,466	1,574
Junior subordinated debentures	1,600	1,693	1,898
Subordinated notes	1,617	1,613	—

Total interest expense	26,971	30,210	28,180

Net interest income	27,346	24,414	24,474
Provision for loan losses	15,563	30,353	11,750

Net interest income (loss) after provision for loan losses	11,783	(5,939)	12,724

Noninterest income:
Service charges	2,821	2,459	2,166
Trust and investment management fees	534	842	807
Gain (loss) on investment securities	664	(2,399)	—
Loan syndication fees	—	—	116
Other derivative income	1,119	830	887
Other noninterest income	205	(647)	126

Total noninterest income	5,343	1,085	4,102

Noninterest expense:
Salaries and employee benefits	10,532	10,108	11,703
Occupancy of premises	2,049	2,039	1,947
Furniture and equipment	568	596	818
FDIC assessment	1,531	796	526
Legal fees, net	1,140	1,821	585
Non–performing asset expense	754	(166)	1,008
Early extinguishment of debt	527	894	810
Other noninterest expense	4,064	5,542	4,419

Total noninterest expense	21,165	21,630	21,816

Loss before income taxes	(4,039)	(26,484)	(4,990)
Income tax benefit	(1,221)	(11,648)	(1,150)

Net loss	(2,818)	(14,836)	(3,840)
Preferred dividends and discounts	(2,862)	(2,150)	—

Net loss applicable to common stockholders	$(5,680)	$(16,986)	$(3,840)

Basic loss per common share	$(0.54)	$(1.62)	$(0.37)
Diluted loss per common share	(0.54)	(1.62)	(0.37)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	March 31, 2009		December 31, 2008		March 31, 2008
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,439,272	44.8%	$1,485,673	45.9%	$879,322	35.0%
Commercial real estate secured	1,107,775	34.5	1,058,930	32.8	857,394	34.1
Residential construction & land	338,176	10.5	349,998	10.8	456,108	18.2
Commercial construction & land	175,117	5.4	181,454	5.6	154,056	6.1

Total commercial loans	3,060,340	95.2	3,076,055	95.1	2,346,880	93.4
Consumer-oriented loans	153,768	4.8	157,222	4.9	165,341	6.6

Gross loans	3,214,108	100.0%	3,233,277	100.0%	2,512,221	100.0%

Less: Unearned discount	(12)		(16)		(28)

Total loans	$3,214,096		$3,233,261		$2,512,193

The following table presents the composition of the Company’s residential construction and land portfolios as of the dates indicated:

	March 31, 2009		December 31, 2008		March 31, 2008
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Single family attached and detached housing	$99,459	29.4%	$105,526	30.2%	$167,112	36.6%
Condo (new & conversions)	93,245	27.6	95,705	27.3	110,497	24.2
Multi-family	59,236	17.5	57,495	16.4	57,702	12.7
Completed for sale	17,566	5.2	16,830	4.8	27,701	6.1

Total residential construction	269,506	79.7	275,556	78.7	363,012	79.6

Land – unimproved & farmland	46,918	13.8	52,321	15.0	64,941	14.2
Land – improved & entitled	3,925	1.2	3,921	1.1	5,404	1.2
Land – under development	17,827	5.3	18,200	5.2	22,751	5.0

Total land	68,670	20.3	74,442	21.3	93,096	20.4

Total residential construction and land	$338,176	100.0%	$349,998	100.0%	$456,108	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$95	$153	$4,263
Nonaccrual loans:
Commercial and industrial	25,472	42,263	10,689
Commercial real estate secured	35,154	23,068	5,874
Residential construction and land	100,558	114,160	71,012
Commercial construction and land	17,117	14,934	4,377
All other loan types	5,901	5,802	3,287

Total nonaccrual loans	184,202	200,227	95,239

Total nonperforming loans	184,297	200,380	99,502
Other real estate owned and repossessed assets	18,232	13,179	5,073

Total nonperforming assets	$202,529	$213,559	$104,575

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$9,514	$25,272	$68,943
Recorded balance of impaired loans	191,769	206,705	128,147
Allowance for loan losses related to impaired loans	49,560	41,451	16,581

Allowance for Loan Losses Summary:
Allowance at beginning of period	$128,548	$117,967	$54,681
Net (charge-offs) recoveries:
Commercial and commercial real estate	(5,312)	(357)	(164)
Real estate – construction and land	(8,448)	(19,050)	(1,687)
Total consumer-oriented loans	(69)	(365)	(387)

Total net charge-offs	(13,829)	(19,772)	(2,238)
Provision for loan losses	15,563	30,353	11,750

Allowance at end of period	$130,282	$128,548	$64,193

Key Credit Ratios:
Nonperforming loans to total loans	5.73%	6.20%	3.96%
Nonperforming assets to total loans plus repossessed property	6.27%	6.58%	4.15%
Nonperforming assets to total assets	4.41%	4.87%	2.97%
Annualized net charge-offs to average total loans	1.71%	2.47%	0.36%
Allowance to total loans at end of period	4.05%	3.98%	2.56%
Allowance to nonperforming loans	70.69%	64.15%	64.51%
30 – 89 days past due to total loans	0.30%	0.78%	2.74%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	Mar. 31, 2009		Dec. 31, 2008		Mar. 31, 2008
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$519,187	16.5%	$446,693	14.0%	$392,315	14.7%
NOW accounts	229,526	7.3	215,162	6.7	74,816	2.8
Savings deposits	42,139	1.3	42,459	1.3	48,955	1.8
Money market accounts	385,817	12.2	339,518	10.6	711,133	26.7
Customer certificates of deposit	862,203	27.4	863,775	27.0	556,328	20.9
CDARS time deposits	28,258	0.9	4,229	0.1	—	—
Public time deposits	69,236	2.2	84,532	2.6	68,108	2.6

Total in-market deposits	2,136,366	67.8	1,996,368	62.3	1,851,655	69.5

Out-of-market deposits:
Brokered NOW accounts	1,047	*	287	*	416	*
Brokered money market deposits	48,701	1.5	86,958	2.7	70,837	2.7
Out-of-local-market certificates of deposit	121,909	3.9	145,679	4.5	142,278	5.3
Brokered certificates of deposit	844,125	26.8	976,104	30.5	599,629	22.5

Total out-of-market deposits	1,015,782	32.2	1,209,028	37.7	813,160	30.5

Total deposits	$3,152,148	100.0%	$3,205,396	100.0%	$2,664,815	100.0%

* Less than 0.1%.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
In-market deposits:
Noninterest-bearing deposits	$541,895	$470,990	$400,244
NOW accounts	229,224	218,146	68,132
Savings accounts	42,147	42,275	48,126
Money market accounts	419,286	320,691	664,614
Customer certificates of deposit	844,737	870,183	614,175
CDARS time deposits	53,717	5,670	—
Public time deposits	75,143	84,831	75,092

Total in-market deposits	2,206,149	2,012,786	1,870,383

Out-of-market deposits:
Brokered NOW accounts	4,804	305	492
Brokered money market deposits	30,203	73,352	78,211
Out-of-local-market certificates of deposit	119,625	136,470	158,593
Brokered certificates of deposit	786,872	908,133	597,839

Total out-of-market deposits	941,504	1,118,260	835,135

Total deposits	$3,147,653	$3,131,046	$2,705,518

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2009	2008
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Condensed Income Data:
Net interest income	$27,346	$24,414	$21,898	$21,565	$24,474
Provision for loan losses	15,563	30,353	52,700	49,355	11,750
Total noninterest income	5,343	1,085	3,220	4,030	4,102
Total noninterest expense	21,165	21,630	27,301	22,623	21,816

Loss before income taxes	(4,039)	(26,484)	(54,883)	(46,383)	(4,990)
Income tax expense (benefit)	(1,221)	(11,648)	25,653	(21,067)	(1,150)

Net loss	(2,818)	(14,836)	(80,536)	(25,316)	(3,840)
Preferred dividends and discounts	(2,862)	(2,150)	(16,680)	—	—

Net loss applicable to common stockholders	$(5,680)	$(16,986)	$(97,216)	$(25,316)	$(3,840)

Per Share Data:
Basic loss per common share	$(0.54)	$(1.62)	$(9.30)	$(2.42)	$(0.37)
Diluted loss per common share	(0.54)	(1.62)	(9.30)	(2.42)	(0.37)
Cash dividends per common share	—	—	—	—	0.10
Book value per common share	13.85	13.47	12.59	20.19	23.71
Weighted average shares-basic	10,471,516	10,458,851	10,456,544	10,446,512	10,438,634
Weighted average shares-diluted	10,471,516	10,458,851	10,456,544	10,446,512	10,438,634
Shares outstanding-end of period	11,093,349	11,115,936	11,011,184	10,965,986	10,800,335

Performance Ratios (annualized):
Loss on average assets	-0.25%	-1.39%	-8.22%	-2.87%	-0.44%
Loss on average equity	-3.69%	-24.14%	-145.51%	-40.20%	-5.96%
Efficiency ratio (1)	66.09%	77.53%	108.69%	88.39%	76.34%

Average Balance Sheet Data (2):
Total assets	$4,434,293	$4,267,048	$3,918,831	$3,526,768	$3,525,104
Investments	1,150,587	1,026,848	829,206	844,063	880,609
Cash equivalents	2,473	16,224	121,498	46,516	71,756
Loans	3,238,537	3,203,811	2,909,799	2,558,406	2,485,028
Total interest-earning assets	4,391,597	4,246,883	3,860,503	3,448,985	3,437,393
Interest-bearing deposits	2,632,961	2,758,703	2,699,288	2,312,016	2,272,500
Borrowings	909,565	753,070	544,005	526,680	559,954
Total interest-bearing liabilities	3,542,526	3,511,774	3,243,293	2,838,696	2,832,454
Noninterest-bearing deposits	519,187	446,693	404,580	393,341	392,315
Total stockholders’ equity	305,111	245,836	221,394	251,888	257,702

Tax Equivalent Net Interest Margin:
Net interest income as stated	$27,346	$24,414	$21,898	$21,565	$24,474
Add: Tax equivalent adjust.-investment (3)	768	777	780	785	798
Tax equivalent adjust.-loans (3)	29	32	31	31	33

Tax equivalent net interest income	$28,143	$25,223	$22,709	$22,381	$25,305

Net interest margin without tax adjust.	2.51%	2.29%	2.26%	2.51%	2.86%
Net interest margin - tax equivalent (3)	2.58%	2.37%	2.35%	2.60%	2.95%
Yield on earning assets without tax adjust.	5.00%	5.12%	5.24%	5.40%	6.15%
Yield on earning assets - tax equivalent (3)	5.07%	5.20%	5.32%	5.50%	6.25%
Yield on interest-bearing liabilities	3.09%	3.42%	3.54%	3.52%	4.00%
Net interest spread - without tax adjust.	1.91%	1.70%	1.70%	1.88%	2.15%
Net interest spread - tax equivalent (3)	1.98%	1.78%	1.78%	1.98%	2.25%

	Mar. 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar. 31, 2008
Condensed Balance Sheet Data:
Investment securities	$1,321,605	$1,094,594	$794,727	$818,242	$858,860
Total loans	3,214,096	3,233,261	3,078,427	2,725,855	2,512,193
Allowance for loan losses	130,282	128,548	117,967	104,742	64,193
Total assets	4,596,701	4,388,889	4,074,750	3,719,134	3,520,480
Total deposits	3,147,653	3,131,046	3,221,581	2,919,634	2,705,518
Total borrowings	1,060,212	879,470	594,049	534,174	516,108
Total stockholders’ equity	311,425	307,087	198,581	221,398	256,085

Asset Quality Ratios:
Nonperforming loans	$184,297	$200,380	$196,599	$154,460	$99,502
Nonperforming assets	202,529	213,559	200,716	158,740	104,575
Allowance for loan losses to total loans	4.05%	3.98%	3.83%	3.84%	2.56%
Allowance for loan losses to nonperforming loans	70.69%	64.15%	60.00%	67.81%	64.51%
Nonperforming assets to total loans plus repossessed property	6.27%	6.58%	6.51%	5.81%	4.15%

Capital Ratio:
Consolidated total stockholders’ equity to assets	6.77%	7.00%	4.87%	5.95%	7.27%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.